UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Information required in proxy statement

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

LANDMARK BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

April 15, 2021

Dear Stockholder:

On behalf of the board of directors and management of Landmark Bancorp, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 19, 2021. Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our employees and stockholders, this year’s annual meeting will be a completely virtual meeting, which will be conducted solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/268947190 on the meeting date at the time described in the proxy statement. The password for the meeting is LARK2021. To participate in the meeting, you will need the control number included on your proxy card. If you do not have a control number, you may view the annual meeting as a “Guest” but will not have the option to vote your shares or ask questions at the annual meeting, and you will not be deemed to be “present” at the annual meeting for purposes of determining a quorum. There is no physical location for the annual meeting. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. At the meeting, we will also report on our operations and the outlook for the year ahead.

We have nominated three persons to serve as Class II directors, each of whom is an incumbent director. Additionally, our Audit Committee has selected, and we recommend that you ratify, the appointment of Crowe LLP to continue as our independent registered public accounting firm for the year ending December 31, 2021.

We encourage you to attend the meeting. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope, or vote by telephone or internet as described on the proxy card, as promptly as possible. This will ensure that your shares are represented at the meeting.

Very truly yours,

LANDMARK BANCORP, INC.

/s/ Michael E. Scheopner

Michael E. Scheopner
President and Chief Executive Officer

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2021

To the stockholders of

LANDMARK BANCORP, INC.

The annual meeting of the stockholders of Landmark Bancorp, Inc., a Delaware corporation, will be held on Wednesday, May 19, 2021, at 2:00 p.m., local time, by virtual meeting by visiting www.meetingcenter.io/268947190, using the password LARK2021, for the following purposes:

1.	to elect three Class II directors for a three-year term ending at the 2024 annual meeting of stockholders and until their successors are elected and qualified;

2.	to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

3.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We are not aware of any other business to come before the annual meeting. Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. The board of directors has fixed the close of business on March 31, 2021, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors

/s/ Michael E. Scheopner

Michael E. Scheopner
President and Chief Executive Officer

Manhattan, Kansas

April 15, 2021

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, or votING by telephone or internet as described on the proxy card. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND, IF YOU DO, YOU MAY VOTE YOUR STOCK AT THE MEETING IF YOU WISH. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

LANDMARK BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2021

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the board of directors of Landmark Bancorp, Inc. (all references to “Landmark Bancorp,” the “Company,” “we” or “our” refer to Landmark Bancorp, Inc., unless the context requires otherwise) of proxies to be voted at the annual meeting of stockholders to be held on Wednesday, May 19, 2021, at 2:00 p.m., local time, by virtual meeting by visiting www.meetingcenter.io/268947190 using the password LARK2021, and at any adjournments or postponements of the meeting. Our 2020 annual report, which includes consolidated financial statements of Landmark Bancorp and Landmark National Bank, is also enclosed. This proxy statement is first being mailed to Landmark Bancorp’s stockholders on or about April 15, 2021.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 31, 2021, the record date for the annual meeting, you owned shares of Landmark Bancorp’s common stock. This proxy statement lists the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted on at the meeting to assist you in making an informed decision.

When you sign the enclosed proxy card or vote by telephone or internet as described on the proxy card, you appoint the proxy holders as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should instruct the proxy holders how to vote your shares in advance of the meeting in case your plans change.

If you have instructed the proxy holders how to vote your shares and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.

Why are you holding a virtual meeting instead of a physical meeting?

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our employees and stockholders, our board of directors determined that it would be in the best interests of our stockholders for the Company to hold the annual meeting virtually rather than in person. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting because it will limit contact with other individuals in light of COVID-19 concerns and it will allow our stockholders to participate from any location around the world with internet access.

How can I attend the Annual Meeting?

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on March 31, 2021, or if you hold a valid proxy for the annual meeting. There is no physical location for the annual meeting. You will be able to attend the annual meeting online, submit your questions prior to and during the meeting, and vote your shares online during the meeting by visiting www.meetingcenter.io/268947190. You will need to review the information included on your proxy card or any instructions that accompanied your proxy materials, including the control number included on your proxy card. The password for the meeting is LARK2021.

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If you do not have a control number, you may view the annual meeting as a “Guest” but will not have the option to vote your shares or ask questions at the annual meeting, and you will not be deemed to be “present” at the annual meeting for purposes of determining a quorum.

If you hold your shares through an intermediary, such as a bank or broker, and would like to vote your shares or ask questions at the annual meeting, you must register in advance using the instructions below.

The online meeting will begin promptly at 2:00 p.m., central time, on Wednesday, May 19, 2021. We encourage you to access the meeting prior to the start time leaving ample time for the check-in and to test the computer software. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. A technical support number will be made available on the webpage during check-in for shareholders who experience technical difficulties accessing the virtual Annual Meeting. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the annual meeting virtually on the internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the internet. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings of Company stock along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., eastern time, on Friday, May 14, 2021.

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be sent as follows:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

- OR -

By mail:

Computershare

Landmark Bancorp, Inc. Legal Proxy

P.O. Box 505008

Louisville, KY 40202

How do I ask questions at the annual meeting?

To ask a question through the virtual annual meeting at www.meetingcenter.io/268947190, you will need to have the control number included on your proxy card. The password for the meeting is LARK2021. After accessing the meeting, if you would like to submit a question, click on the “messages” icon at the top of the screen prior to or during the meeting. We encourage shareholders to submit any questions prior to the Annual Meeting to ensure your question is received.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of three Class II directors of Landmark Bancorp for a three-year term expiring at the 2024 annual meeting of stockholders and until their successors are elected and qualified; and (ii) the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the 2021 fiscal year. These matters are more fully described in this proxy statement.

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If I am the record holder of my shares, how do I vote?

You may vote either by mail, by telephone, by internet or online at the meeting. To vote by mail, complete, sign and date the enclosed proxy card and mail it in the enclosed postage-paid, pre-addressed envelope to our transfer agent, Computershare. To vote by telephone or by internet, please follow the instructions on the proxy card.

If you sign, date and return your proxy card or vote by telephone or internet but do not provide voting instructions, the shares represented by your proxy card will be voted “FOR” all nominees named in this proxy statement to be elected as directors and “FOR” the ratification of Crowe LLP as our independent registered public accounting firm.

If you want to vote online at the meeting, please attend the virtual meeting at www.meetingcenter.io/268947190. You will need to have the control number included on your proxy card, and the password for the meeting is LARK2021. After accessing the meeting, if you would like to vote, click on the “Cast your Vote” to submit your vote prior to or during the meeting before the polls close at the meeting.. Even if you plan to attend the meeting, you should complete, sign, date and return your proxy card, or vote by telephone or internet, in advance of the meeting in case your plans change. Please note, if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote online at the meeting as discussed above.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker, trustee or other fiduciary who may hold your shares, your broker, trustee or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote online at the meeting, you will need to arrange to obtain a “legal proxy” from your broker, trustee or fiduciary in order to vote online at the meeting.

Brokers may generally vote on routine matters, such as the ratification of our independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described under “How many votes are needed for approval of each proposal?”

The election of directors is considered a non-routine matter. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker, trustee or fiduciary gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign, date and return, or vote by telephone or internet with respect to, ALL proxy cards to ensure that all your shares are voted.

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What options do I have in voting on each of the proposals?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on any proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for approval of each proposal?

All matters properly brought before the meeting must receive the affirmative vote of a majority of the shares represented and voting at the meeting.

Please note that the election of directors is considered to be a non-routine matter. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on this matter unless it has received voting instructions from you.

Broker non-votes will not be counted as represented and voting at the meeting and therefore will not have an effect on any matter presented at the annual meeting, but will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum, but will not affect the outcome of any of the proposals considered at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

●	signing another proxy with a later date and returning that proxy to our transfer agent at:

Computershare
P. O. Box 30170
College Station, TX 77842;

●	sending notice to our transfer agent, at the address above, that you are revoking your proxy;

●	timely submitting another proxy via telephone or the internet; or

●	voting online at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many shares do we need to have represented at the meeting to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Virtual attendance at the annual meeting using the control number included on the proxy card constitutes “in person” for purposes of determining a quorum at the annual meeting.

Shares are counted as present at the meeting if the stockholder either:

●	is present virtually (by logging into the meeting and using the control number included on the proxy card) at the virtual meeting; or

●	has properly submitted a signed proxy card or other proxy.

On March 31, 2021, the record date, there were 4,756,604 shares of common stock issued and outstanding. Therefore, at least 2,378,303 shares need to be present at the annual meeting to hold the meeting and conduct business.

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What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for election.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Landmark Bancorp or its subsidiaries may solicit proxies in person, by telephone, or by e-mail. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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PROPOSAL 1 – ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on May 19, 2021, our stockholders will be entitled to elect three Class II directors for a term expiring at the 2024 annual meeting of stockholders and until their successors are elected and qualified. Landmark Bancorp’s directors are divided into three classes having staggered terms of three years.

We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, the year first elected as director and their business experience during the previous five years. Unless otherwise noted, the directors have been employed in their principal occupation with the same organization for at least the last five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class II directors for three-year terms expiring at the 2024 annual meeting of stockholders and until their successors are elected and qualified.

We unanimously recommend that you vote “FOR” each of the nominees for director. Unless you vote “AGAINST” the nominees or “ABSTAIN”, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the board of directors.

NOMINEES
Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS II (Term Expiring 2024)
Richard A. Ball	68	Director of Landmark Bancorp and Landmark National Bank	1995
Sandra J. Moll	57	Director of Landmark Bancorp and Landmark National Bank	2018
Wayne R. Sloan	67	Director of Landmark Bancorp and Landmark National Bank	2013

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CONTINUING DIRECTORS
Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS I (Term Expires 2023)
Brent A. Bowman	71	Director of Landmark Bancorp and Landmark National Bank	1987
Sarah Hill-Nelson	51	Director of Landmark Bancorp and Landmark National Bank	2011
David H. Snapp	65	Director of Landmark Bancorp and Landmark National Bank	1986

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)
CLASS III (Term Expires 2022)
Patrick L. Alexander	68	Chairman and Director of Landmark Bancorp and Landmark National Bank	1990
Jim W. Lewis	65	Director of Landmark Bancorp and Landmark National Bank	1991
Michael E. Scheopner	59	President, Chief Executive Officer and Director of Landmark Bancorp and Landmark National Bank	2013

(1)	Indicates the year first elected or appointed to the board of directors of Landmark Bancorp, MNB Bancshares, Inc. or Landmark Bancshares, Inc. (or their respective banking subsidiaries). MNB Bancshares, Inc. and Landmark Bancshares, Inc. are the predecessor companies to Landmark Bancorp.

All of our directors will hold office until the annual meeting of stockholders held in the year indicated and until their respective successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. There are no arrangements or understandings with any of the directors or nominees pursuant to which they have been selected as nominees or directors. No director or executive officer is related to any other director or executive officer of Landmark Bancorp or Landmark National Bank by blood, marriage or adoption. No nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

The business experience of each nominee and continuing director, as well as their qualifications to serve on the board, are as follows:

Patrick L. Alexander has served as Chairman of Landmark Bancorp and Landmark National Bank since January 2019, previously serving as Executive Chairman from January 2014 to December 2018. Mr. Alexander previously served as President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank from October 2001 until stepping down as President in May 2013 and until stepping down as Chief Executive Officer effective January 2014. Mr. Alexander has also served on the boards of directors of Landmark Bancorp and Landmark National Bank since October 2001, becoming Chairman in May 2013. Mr. Alexander became President and Chief Executive Officer of the Manhattan Federal Savings and Loan Association (the predecessor to Security National Bank) in 1990, and became the President and Chief Executive Officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively. From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan. We consider Mr. Alexander to be a qualified candidate for service on the board due to his experience in the financial services industry and the intimate familiarity with Landmark Bancorp’s operations that he has acquired in senior leadership positions with Landmark Bancorp.

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Richard A. Ball, a certified public accountant, is the President of Ball Consulting Group, Ltd. He has served as a Board Chairman of the Great Bend Chamber of Commerce, Great Bend United Way, Petroleum Club and Barton County Community College Academic Fund Campaign. He has also served on the boards of the Kiwanis Club, Cougar Booster Club, Downtown Development, Mid-Kansas Economic Development and the Kansas Oil & Gas Museum Committee. We consider Mr. Ball to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to his prominence in the Great Bend market area, as well as his familiarity with accounting principles and his general business experience.

Brent A. Bowman is the Vice President of BBN Architects Inc., an architectural firm. Previously, he was the President of Bowman, Bowman and Novick, Inc. He has previously served on the board of directors of Big Lakes Developmental Center, Inc. We consider Mr. Bowman to be a qualified candidate for service on the board and the Compensation Committee due to the skills and expertise he has acquired in leadership roles at local businesses.

Sarah Hill-Nelson is the President and Chief Executive Officer of The Bowersock Mills & Power Company, a hydroelectric power plant, in Lawrence, Kansas. Ms. Hill-Nelson is a member of the Lawrence Chamber of Commerce and has served in leadership positions on several boards, including President of the Douglas County CASA Board and Vice President of the City of Lawrence Sustainability Advisory Board and Treasurer of Friends of Lawrence Area Trails. We consider Ms. Hill-Nelson to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Governance Committee due to the skills and expertise she has acquired in running a local business, as well as her involvement in the Lawrence market.

Jim W. Lewis is the owner of Lewis Automotive Group, which includes several dealerships in Kansas. Mr. Lewis is a member of the Dodge City Area Chamber of Commerce and previously served as a member of the Governor’s Council of Economic Advisors for the State of Kansas. He also serves of the board of directors of the Higher Education Council for Kansas and the Dodge City Community College. He was a founding member of The Alley, a community teen center in Dodge City. We consider Mr. Lewis to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Governance Committee due to the skills and expertise he has demonstrated in running a local business, as well as his prominence in several of our market areas.

Sandra J. Moll is the owner of Advanced Business Solutions, LLC, a service organization based in Olathe, Kansas, focused on assisting and providing solutions for financial institutions and small and medium businesses. Ms. Moll previously served on the board of KC One Heart. She is a co-founder of the nonprofit PATH that serves the Miami County, Kansas communities as well as veterans across the United States. We consider Ms. Moll to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Governance Committee due to the financial skills and extensive expertise she has acquired in her leadership roles in the financial services industry and the expertise she has acquired in running a local business, as well as her involvement in several of our market areas.

Michael E. Scheopner has served as President of Landmark Bancorp and Landmark National Bank since May 2013 and as Chief Executive Officer since January 2014. Previously, he had served as an Executive Vice President and Credit Risk Manager of Landmark National Bank from October 2001 to May 2013. Mr. Scheopner served as an Executive Vice President of Security National Bank from March 1998 to October 2001 and as a Senior Vice President of Security National Bank from May 1996 to March 1998. We consider Mr. Scheopner to be a qualified candidate for service on the board due to his experience in the financial services industry and the intimate familiarity with our organization’s operations that he has acquired in senior leadership positions within our organization.

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Wayne R. Sloan is the Chairman of the Board of BHS Construction, Inc., a general construction firm in Manhattan, Kansas, a position he has held since January 2021. Previously, he was the President of BHS Construction, Inc. since 1982. He currently serves on the board and is the President of the Pawnee Mental Health Foundation Board. He also currently serves of the following Manhattan Area Chamber of Commerce committees: Economic Development, Greater Manhattan Economic Partnership and Business Advocacy Committee. He has previously served as the President of the State Alliance of Boys and Girls Clubs. He also served as President of the Associated General Contractors of Kansas and the President of the Boys and Girls Club of Manhattan. He also served as the Chairman of the Board of the Manhattan Area Chamber of Commerce. We consider Mr. Sloan to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to the skills and expertise he has acquired in running a local business, as well as his involvement in the Manhattan market.

David H. Snapp is the owner of the David H. Snapp, LC law firm in Dodge City, Kansas. Mr. Snapp serves as a board member of Arrowhead West, Inc., a mental and physical rehabilitation center, and the Catholic Charities of Southwest Kansas, Inc., and has previously served as the past President of the Community Foundation of Southwest Kansas. Mr. Snapp is the current President of the Santa Fe Trail Council of the Boy Scouts of America. Mr. Snapp is also a member of the Kansas Title Standards Committee for real estate transactions and is a member of the Kansas Judicial Council Probate Advisory Committee. We consider Mr. Snapp to be a qualified candidate for service on the board due to his legal skills and expertise, along with the expertise that he has acquired in running a local business and his prominence in the Dodge City market.

In addition, the business experience for each of our executive officers not otherwise discussed above is as follows:

Mark A. Herpich, age 53, has served as Vice President, Secretary, Treasurer and Chief Financial Officer of Landmark Bancorp and as Executive Vice President, Secretary and Chief Financial Officer of Landmark National Bank since October 2001. Previously, he held these same positions at MNB Bancshares and Security National Bank from September 1998 to October 2001. Mr. Herpich served as a Senior Manager and certified public accountant at KPMG LLP from August 1989 to September 1998.

Mark J. Oliphant, age 68, has served as Executive Vice President and Market President – Central Region since February 2013. He has served as a Market President of Landmark National Bank since October 2001. He has also served as the Executive Vice President – Retail Banking of Landmark National Bank from 2012 to 2015. Prior to joining Landmark National Bank, Mr. Oliphant served as a Market President for Bank of America in Dodge City, Kansas from January 1998 to October 2001 and as Senior Vice President – Head of Commercial Lending from July 1997 to January 1998 for Bank of America in Dodge City.

None of the executive officers were selected as an officer pursuant to any arrangement or understanding with any other person.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have nine directors serving as our board, a majority of whom are “independent,” as that term is defined by The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Snapp is not “independent” because Landmark Bancorp has regularly engaged the law firm of David H. Snapp, LC, of which he is the owner, in the past. Additionally, Mr. Alexander and Mr. Scheopner are not “independent” because of their respective positions, currently or during the past three years, as executive officers of Landmark Bancorp and its affiliates. Each of the other directors is “independent” as that term is defined by Nasdaq.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Landmark Bancorp, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Scheopner, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

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The board of directors has, in addition to other committees, an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The current charters of each of these committees are available on Landmark Bancorp’s website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” Our website also contains a general description about us, as well as our Code of Business Conduct and Ethics. Additionally, we maintain a separate website for Landmark National Bank at www.banklandmark.com that contains a description of our banking services and products.

The board held six regularly scheduled and special meetings during 2020. In 2021, the full board intends to meet six times, with special meetings held from time to time when necessary, and through committee membership, which is discussed below. During 2020, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors serving at that time were present at the annual meeting.

Audit Committee

Messrs. Ball, Lewis, and Sloan and Mmes. Hill-Nelson and Moll currently serve as members of the Audit Committee and served as members of the Audit Committee in 2020, with Mr. Ball serving as Chairman. Each of these members is “independent,” according to the listing standards set forth by Nasdaq and Rule 10A-3 of the Exchange Act, and the board believes that each member of the committee possesses the necessary skills and qualifications to critically analyze our financial statements and financial reporting process. Further, the board has determined that Mr. Ball qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The board based this decision on Mr. Ball’s education and professional experience as a certified public accountant and familiarity with accounting principles.

The functions performed by the Audit Committee include, but are not limited to, the following:

●	selecting and managing the relationship with our independent registered public accounting firm;

●	reviewing the independence of the independent registered public accounting firm;

●	reviewing actions by management on recommendations of the independent registered public accounting firm and internal audit staff;

●	meeting with management, internal audit staff and the independent registered public accounting firm to review the effectiveness of our system of internal control over financial reporting and internal audit procedures;

●	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

●	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent registered public accounting firm, internal audit staff and management. Our internal audit staff reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent registered public accounting firm regarding the results of their auditing procedures. We have adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. A copy of the charter is currently available on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” The Audit Committee for Landmark Bancorp met eight times in 2020.

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Compensation Committee

Messrs. Ball, Bowman and Sloan currently serve as members of the Compensation Committee and served as members of the Compensation Committee in 2020, with Mr. Ball serving as Chairman. Each of the members is “independent,” as such term is defined by Nasdaq listing requirements and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the Chief Executive Officer and executive officers of Landmark Bancorp. The Chief Executive Officer conducts annual performance reviews for the executive officers, and the Compensation Committee considers the Chief Executive Officer’s assessment of each executive officer’s individual performance and his salary recommendations for the other executive officers when determining executive officer compensation. The Compensation Committee evaluates the Chief Executive Officer’s performance and establishes his compensation. The Chief Executive Officer is not present at and does not participate in Compensation Committee discussions or decisions relating to his compensation. In determining the compensation level of the Chief Executive Officer, the Compensation Committee considers the performance of the Company, stockholder returns, the compensation levels of the Chief Executive Officer in previous years, the compensation levels of the chief executive officer at businesses comparable to the Company and any additional factors that the Compensation Committee deems reasonable and appropriate. These same criteria are utilized when reviewing the compensation packages of other executive officers of the Company. The Compensation Committee also has the authority to retain inside advisors and the sole authority to retain and pay outside advisors at its discretion.

In 2015, Blanchard Consulting Group, an independent compensation consultant, was engaged to perform a comparative analysis of our compensation programs for our executive management and our board of directors relative to our peer group. The Compensation Committee utilized the results of the Blanchard Consulting Group analysis with respect to administering and overseeing our executive management and board of directors’ compensation programs. The Compensation Committee determined that Blanchard Consulting Group had no known conflicts of interest that would have impaired its independence in advising the committee. The Compensation Committee did not utilize the services of a compensation consultant during 2020.

The Compensation Committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” The Compensation Committee met three times in 2020.

Nominating and Governance Committee

Mr. Lewis and Mmes. Hill-Nelson and Moll currently serve as members of the Nominating and Governance Committee and served as members of the Nominating and Governance Committee in 2020, with Mr. Lewis serving as Chairman. Each of the members is “independent,” as such term is defined by Nasdaq. The Nominating and Governance Committee is charged with overseeing our corporate governance programs as well as nominating directors to serve on the board of directors. The Nominating and Governance Committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” The Nominating and Governance Committee met one time in 2020.

Director Nominations and Qualifications

In carrying out its nominating function, the Nominating and Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and stockholder nominees, in the same manner. The committee is not currently seeking candidates to serve on the board, and we did not receive any stockholder nominations for the 2021 annual meeting. Generally, the Nominating and Governance Committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Business Conduct and Ethics. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The committee also evaluates potential nominees to determine whether they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent).

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The committee identifies nominees by first evaluating the current members of the board whose terms are set to expire at the upcoming annual stockholder meeting and who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above. The committee has not, in the past, retained a third party to assist it in identifying candidates, but it has the authority to retain a third-party firm or professional for the purpose of identifying candidates. The committee evaluated the incumbent directors whose terms expire in 2021 and determined that they should be nominated for re-election as directors.

Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Stockholders may contact our board of directors by contacting Mark A. Herpich, Corporate Secretary, Landmark Bancorp, Inc. at 701 Poyntz Avenue, Manhattan, Kansas 66502 or (785) 565-2000. All communications will be forwarded to the appropriate member of the board of directors unless they are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors. In accordance with our bylaws, a stockholder may nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the first anniversary date of the previous year’s annual meeting, which means such notice must be delivered to our Corporate Secretary no earlier than February 18, 2022, and no later than March 20, 2022 for the 2022 annual meeting of stockholders. The stockholder’s notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age, business address and residential address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2022 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 16, 2021, and must otherwise comply with the notice and other provisions of Securities and Exchange Commission rules and regulations, including Rule 14a-8 under the Exchange Act.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our Corporate Secretary on or before 60 days in advance of the first anniversary of the previous year’s annual meeting, which, for the 2022 annual meeting of stockholders, means such notice must be filed with our Corporate Secretary on or before March 20, 2022. Stockholder proposals brought pursuant to this paragraph will not be included in our proxy statement.

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Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate people, with Mr. Alexander serving as Chairman of the Board and Mr. Scheopner serving as Chief Executive Officer. We currently believe this is the most appropriate structure for Landmark Bancorp. The Chairman of the Board provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board also provides input to management with respect to setting the board agendas, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board of directors and stockholders. With the Chairman of the Board’s assumption of these duties, the Chief Executive Officer may place a greater focus on the strategic and operational aspects of Landmark Bancorp. We also believe that ultimately our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which Landmark Bancorp and its stockholders benefit.

Independent Director Sessions

Because the Chairman of the Board is not an independent director, we have a separate lead independent director who organizes and presides at sessions of our independent directors. Currently, Mr. Bowman serves as our lead independent director, and he is expected to continue in this role throughout 2021. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without the non-independent directors present at every scheduled board meeting.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks, cyber risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk taking consistent with our overall strategy. Additionally, our Senior Vice President – Chief Credit Officer, and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk-management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

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Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.landmarkbancorpinc.com under “Corporate Overview — Corporate Governance.” We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Anti-Hedging Policy

The Company’s directors, officers and employees are subject to an Insider Trading Policy. The Insider Trading Policy prohibits the Company’s directors, officers and employees from entering into any hedging transactions with respect to the Company’s securities, including but not limited to the purchase or use of, directly or indirectly through any other person or entity, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other investment designed to offset any decrease in the market value of the Company’s securities. To our knowledge, each director, officer, and employee of the Company is in compliance with this policy.

Director Compensation

In 2020, the directors of Landmark Bancorp (other than Mr. Alexander) received a quarterly retainer of $5,000 for serving on the board of directors, supplemented by a $2,000 fee paid for attending non-telephonic board meetings, except for the May and December meetings for which they received a $1,000 fee. Mr. Alexander received a quarterly retainer of $10,000 for serving as Chairman of Landmark Bancorp and a $4,000 fee for each non-telephonic board meeting he attended, except for the May and December meetings for which he received a $2,000 fee. In addition, all non-employee directors received an award of restricted stock with a grant date fair value of approximately $10,000. The table below illustrates the compensation of our non-employee directors in 2020.

Landmark Bancorp has assumed deferred compensation agreements entered into by Messrs. Ball and Snapp as directors of Landmark Bancshares, Inc., a predecessor company of Landmark Bancorp. Under the deferred compensation agreements, the Company maintains a deferred compensation account for each of Messrs. Ball and Snapp. The Company may contribute to such accounts from time to time, although it does not do so currently. On an annual basis, the deferred compensation accounts are credited for earnings or losses, as the case may be, based on the performance of certain measurement funds. As of December 31, 2020, the account balances were $488,856 and $29,074 for Messrs. Ball and Snapp, respectively. The deferred compensation accounts will be distributed to each director in 120 monthly installments upon the retirement of the director from the board following his 65th birthday or to his beneficiary in the event of his death prior to normal retirement age. Because he has attained age 65, Mr. Ball will qualify for such a distribution upon his retirement. Should Mr. Snapp cease to be a member of the board of directors for any reason other than retirement or death, he would receive the balance of his deferred compensation account in a lump sum distribution at the time of termination.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Patrick L. Alexander	60,000	9,991	-0-	69,991
Richard A. Ball	30,000	9,991	-0-	39,991
Brent A. Bowman	30,000	9,991	-0-	39,991
Sandra J. Moll	30,000	9,991	-0-	39,991
Sarah Hill-Nelson	30,000	9,991	-0-	39,991
Jim W. Lewis	30,000	9,991	-0-	39,991
Wayne R. Sloan	30,000	9,991	-0-	39,991
David H. Snapp	30,000	9,991	-0-	39,991

(1)	Amounts reflect the aggregate grant date fair value of restricted stock awards granted in 2020 computed in accordance with FASB ASC Topic 718. In 2020, each non-employee director was granted 509 shares of restricted stock (as adjusted for subsequent stock dividends), which shares vest 100% in 2021. For a discussion of the assumptions used to establish the valuation of the restricted stock awards, reference is made to Note 18 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on March 22, 2021. As of December 31, 2020, in addition to the restricted stock awards granted in 2020, Messrs. Bowman and Lewis each held 2,243 options, all of which were exercisable and have now been exercised.

EXECUTIVE COMPENSATION

Regulatory Impact on Compensation

As a publicly traded financial institution, Landmark Bancorp must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that Landmark Bancorp and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness, excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or noncash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, if appropriate, comparable compensation practices at peer institutions. This framework also requires Landmark Bancorp to consider its overall financial condition.

Separately, the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision together issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”) in 2010. The Joint Guidance complements the Safety and Soundness standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs, and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management, and have the support of strong corporate governance.

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In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. It is likely that Landmark Bancorp will be subject to those further guidelines and procedures if and when they become finalized and effective. During 2011, the regulatory agencies issued initial proposed guidance with respect to the Dodd-Frank Act risk assessment guidelines and procedures, and they revised and re-proposed this guidance in 2016. Depending on whether and when the proposed rules are finalized, the earliest they would likely apply to Landmark Bancorp is for performance periods beginning on or after January 1, 2022. In large part, any guidance under the Dodd-Frank Act would likely restate and codify the frameworks presently set forth in the Safety and Soundness standards and the Joint Guidance. The Compensation Committee, with the assistance of its advisors and Landmark Bancorp management, continues to monitor the status of compensation-related rules and regulations under the Dodd-Frank Act.

Landmark Bancorp is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC rules require Landmark Bancorp to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on Landmark Bancorp. The Committee has determined that Landmark Bancorp’s incentive compensation plans, programs, and arrangements do not create risks that are reasonably likely to have a material adverse effect on Landmark Bancorp.

The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for Landmark Bancorp’s named executive officers includes a sensible, responsible approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable, goals. The Committee has revisited the frameworks set forth in the Safety and Soundness standards and the Joint Guidance, as both are effective parts of the Committee’s overall assessment of the balance between risk and reward in Landmark Bancorp’s compensation arrangements. The Compensation Committee believes Landmark Bancorp has adequate policies and procedures in place to balance and control any risk taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

When making decisions about executive compensation, Landmark Bancorp considers, in addition to the above, the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires Landmark Bancorp to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

Stockholders’ Say-on-Pay Vote

At Landmark Bancorp’s 2019 annual meeting of stockholders, the stockholders overwhelmingly approved the non-binding advisory proposal on the 2018 compensation of our named executive officers required pursuant to Section 14A of the Exchange Act with more than 86% of the votes cast in favor of the proposal. We received no specific feedback from our stockholders concerning our executive compensation program during the past year. The Compensation Committee considered this approval a reflection of the stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2019. Based on the preference expressed by stockholders at the 2019 annual meeting in their vote regarding the frequency of future say-on-pay votes required by Section 14A of the Exchange Act, and consistent with the board’s previous recommendation, the board determined to conduct an advisory vote on executive compensation every three years. Accordingly, the next non-binding, advisory vote on executive compensation is being held at the 2022 annual meeting of stockholders.

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Summary of Compensation Paid to Named Executive Officers

The table below sets forth the following information for our Chief Executive Officer and our two other most highly paid executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2020 and 2019; (ii) the aggregate grant date fair value of stock awards granted during these years, computed in accordance with FASB ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted during these years under non-equity incentive plans; (iv) all other compensation for these years; and (v) the dollar value of total compensation for these years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Michael E. Scheopner	2020	385,000	59,295	49,996	-0-	48,515	64,638	607,444
President and Chief Executive Officer	2019	360,000	22,874	-0-	49,986	34,418	60,238	527,516

Mark A. Herpich	2020	244,000	48,631	27,501	-0-	39,789	26,482	386,403
Executive Vice President and Chief Financial Officer	2019	233,000	18,761	-0-	27,494	28,230	26,375	333,860

Mark J. Oliphant	2020	191,500	12,942	12,504	-0-	19,413	16,687	253,046
Executive Vice President and Market President – Central Region	2019	186,000	9,154	-0-	12,491	13,774	17,284	238,703

(1)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock and option awards granted to each of our named executive officers in each of the years ended December 31, 2020 and 2019 computed in accordance with FASB ASC Topic 718. In 2020, Messrs. Scheopner, Herpich and Oliphant were granted 2,548, 1,401 and 637 shares of restricted stock (each as adjusted for subsequent stock dividends), respectively, which shares vest 25% each year over four years. In 2019, Messrs. Scheopner, Herpich and Oliphant were granted options to purchase 13,028, 7,166 and 3,257 shares of common stock (each as adjusted for subsequent stock dividends), respectively, with an exercise price of $21.26 per share (as adjusted for subsequent stock dividends), which options vest 25% each year over four years. For a discussion of the assumptions used to establish the valuation of the restricted stock and stock option awards, reference is made to Note 18 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on March 22, 2021.

(2)	Represents annual non-equity incentive plan awards paid as a result of the attainment of specific earnings per share growth, specific asset quality goals, and return on average assets goals relating to the prior fiscal year. The objective performance goals are set at the beginning of each year by the Compensation Committee.

(3)	For 2020, amounts include Company contributions to Landmark Bancorp’s 401(k) Profit Sharing Plan of $17,100, $17,100 and $12,872, for Messrs. Scheopner, Herpich and Oliphant, respectively, and board fees of $30,000 for Mr. Scheopner. For 2019, amounts include Company contributions to Landmark Bancorp’s 401(k) Profit Sharing Plan of $16,800, $16,800 and $13,542, for Messrs. Scheopner, Herpich and Oliphant, respectively, and board fees of $30,000 for Mr. Scheopner. The remainder of the amounts reported in all other compensation, except as noted in this Footnote (3), includes perquisites in the form of country club dues and a car allowance.

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Employment Agreements

In December 2013, we entered into employment agreements with each of Messrs. Scheopner, Herpich and Oliphant, effective January 1, 2014, November 1, 2013 and November 1, 2013, respectively.

Mr. Scheopner’s agreement provides for an initial two-year term that renews for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a two-year term), unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to his employment agreement, Mr. Scheopner is currently entitled to receive a base salary of $385,000, subject to increase in accordance with our management compensation policies and plans. Mr. Scheopner is also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, a car allowance and such other benefits as are provided to our other executive officers. For 2019 and 2020, the performance bonus criteria selected by the Compensation Committee are set forth in footnote 2 of the Summary Compensation Table above.

Mr. Herpich’s and Mr. Oliphant’s employment agreements each provide for an initial one-year term that automatically renews on each anniversary of its original effective date unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to their respective employment agreements, Mr. Herpich is currently entitled to receive a base salary of $244,000, and Mr. Oliphant is currently entitled to a base salary of $191,500, each subject to increase in accordance with our management compensation policies and plans. They are also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, a car allowance and such other benefits as are provided to our other executive officers. For 2019 and 2020, the performance bonus criteria selected by the Compensation Committee are set forth in footnote 2 of the Summary Compensation Table above.

The employment agreement for each of Messrs. Scheopner, Herpich and Oliphant provides for severance benefits in the event of termination by the Company other than for cause or by the officer for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 24 months following a change in control of the Company or in the event of a voluntary termination by the officer within 29 days following a change in control. All severance benefits under the agreements are contingent upon the officer’s execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. Each agreement includes a “clawback” provision should any severance benefits require recapture under any applicable law. Each agreement also provides that, if necessary, severance benefits will be reduced to an amount that is one dollar less than the maximum amount payable without loss of a deduction under Section 280G of the Code.

Each executive is also subject to an 18-month non-compete and non-solicit restrictive covenant following termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and unvested restricted stock held by the individuals named in the Summary Compensation Table at December 31, 2020, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. The number of equity awards and exercise prices of options presented in the table below have been adjusted to reflect subsequent stock dividends.

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Michael E. Scheopner	5,798	1,932	24.07	8/1/2027
	3,257	9,771	21.26	8/1/2029
					996 (4)	22,759
					2,548 (5)	58,222

Mark A. Herpich	3,188	1,063	24.07	8/1/2027
	1,792	5,374	21.26	8/1/2029
					548 (4)	12,522
					1,401 (5)	32,013

Mark J. Oliphant	3,512	-0-	9.97	4/20/2021
	1,451	483	24.07	8/1/2027
	814	2,443	21.26	8/1/2029
					250 (4)	5,713
					637 (5)	14,555

(1)	Messrs. Scheopner, Herpich, and Oliphant’s outstanding stock options granted on August 1, 2017 vest 25% each year over a four-year period beginning August 1, 2018, and their outstanding stock options granted on August 1, 2019 vest 25% each year over a four-year period beginning August 1, 2020.

(2)	All options expire 10 years after the grant date.

(3)	Based on Landmark Bancorp’s closing price of $22.85 on December 31, 2020, the last trading day of the year.

(4)	Messrs. Scheopner, Herpich, and Oliphant’s shares of restricted stock were granted on August 1, 2018 and vest 25% each year over a four-year period beginning August 1, 2019.

(5)	Messrs. Scheopner, Herpich, and Oliphant’s shares of restricted stock were granted on August 1, 2020 and vest 25% each year over a four-year period beginning August 1, 2021.

All outstanding equity awards made to Messrs. Scheopner, Herpich and Oliphant were made pursuant to the Landmark Bancorp, Inc. 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”) or the Landmark Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”). The options were granted with an exercise price equal to the fair market value of the stock on the date of grant.

Equity Compensation Plans

2001 Stock Incentive Plan

The Company maintains the 2001 Stock Incentive Plan. Our 2001 Stock Incentive Plan, which has now expired, allowed for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. Though no new awards can be granted under the 2001 Stock Incentive Plan, there remain currently outstanding awards under the plan.

2015 Stock Incentive Plan

On May 20, 2015, the Company stockholders approved the 2015 Stock Incentive Plan. The 2015 Stock Incentive Plan allows for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. Under the 2015 Stock Incentive Plan, 250,000 shares of Company common stock were originally reserved for the granting of awards, and this amount is adjusted for the Company’s annual 5% stock dividends. As of December 31, 2019, 181,292 shares (as adjusted for stock dividends) remain available for issuance under the 2015 Stock Incentive Plan.

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401(k) Profit Sharing Plan

All eligible employees, including our named executive officers, may participate in the Landmark Bancorp, Inc. 401(k) Profit Sharing Plan and are permitted to make elective contributions up to the maximum limits of the Code. We make a matching contribution to the plan equal to 100% of each participant’s first 6% of compensation deferred. During the first quarter of each year, we typically make a profit sharing contribution to the plan. Our named executive officers were eligible for participation in accordance with the plan’s provisions.

Benefits upon Termination or a Change of Control

Employment Agreements

If Mr. Scheopner is terminated without cause or is constructively discharged during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to Mr. Scheopner upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or constructive discharge within six months prior to or 24 months following a change in control would be equal to three times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or a constructive discharge during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Scheopner and his immediate family with continued insurance coverage for one year after termination of employment at the Company’s expense.

If Mr. Herpich is terminated without cause or is constructively discharged during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to Mr. Herpich upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or constructive discharge within six months prior to or 24 months following a change in control would be equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or a constructive discharge during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Herpich and his immediate family with continued insurance coverage for one year after termination of employment at the Company’s expense.

If Mr. Oliphant is terminated without cause or is constructively discharged during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to Mr. Oliphant upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or constructive discharge within six months prior to or 24 months following a change in control would be equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or a constructive discharge during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Oliphant and his immediate family with continued insurance coverage for one year after termination of employment at the Company’s expense.

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The employment agreements for each of Messrs. Scheopner, Herpich and Oliphant provide for a benefit cutback in the event any amounts are non-deductible due to the golden parachute payment restrictions of Section 280G of the Internal Revenue Code.

2015 Stock Incentive Plan

Under the 2015 Stock Incentive Plan, unless otherwise provided in an award agreement, all stock options and stock appreciation rights shall become fully exercisable, and all stock awards and cash incentive awards shall become fully earned and vested, immediately if (1) the plan and award agreements are not the obligation of the Company or a successor immediately following a change in control, or (2) the plan and award agreements are the obligation of the Company or a successor immediately following a change in control and within 24 months following the change in control the participant is terminated by the Company without cause or resigns for good reason. Additionally, if the vesting of an outstanding award is conditioned upon the achievement of performance measures then such vesting shall be subject to the following: (1) if the performance measures of an award are less than 50% attained at the time of the change in control then such award shall become vested and exercisable on a fractional basis with the numerator equal to the percentage of attainment and the denominator equal to 50% upon the change of control, and (2) if the performance measures of an award are at least 50% attained at the time of the change in control then such award shall become fully vested and earned upon the change of control. Pursuant to the terms of the award agreements under the 2015 Stock Incentive Plan, all outstanding restricted stock awards shall vest immediately upon the executive’s termination of service due to death or disability.

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The following table sets forth the potential payments payable to each of the individuals named in the Summary Compensation Table upon termination of employment, change of control, disability and death, assuming the events occurred on December 31, 2020.

Name	Benefit	Involuntary Termination (1)	Termination During a Covered Period (2)	Termination due to Death or Disability
Michael E. Scheopner	Cash Severance	$980,324	$1,470,486	$-0-
	Equity Awards (3)	-0-	96,544	96,544
	Medical (4)	5,601	5,601	-0-
	Total	$985,925	$1,572,631	$96,544

Mark A. Herpich	Cash Severance	$339,326	$678,651	$-0-
	Equity Awards (3)	-0-	53,096	53,096
	Medical (4)	8,266	8,266	-0-
	Total	$347,591	$740,013	$53,096

Mark J. Oliphant	Cash Severance	$236,018	$472,036	$-0-
	Equity Awards (3)	-0-	24,159	24,159
	Medical (4)	5,601	5,601	-0-
	Total	$241,619	$501,796	$24,159

(1)	This column includes amounts payable upon a termination without cause by the Company or a resignation for good reason by the executive.
(2)	This column includes amounts payable upon a voluntary termination within 29 days following a change in control or an involuntary termination or resignation for good reason within the 6 months preceding, or the 24 months following, a change in control. Any payments that are contingent on a change in control are subject to reduction to avoid the loss of a deduction under Code Section 280G.
(3)	Outstanding restricted stock and stock option awards vest upon a termination due to death, disability or in connection with a change in control. Amounts are based on Landmark Bancorp’s closing price of $22.85 on December 31, 2020, the last trading day of the year.
(4)	Our named executive officers are entitled to medical benefits only upon a termination without cause by Landmark Bancorp or a resignation with good reason by the executive.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2021, with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the Summary Compensation Table above and all directors and executive officers of as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 31, 2021. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

5% Beneficial Owners
Michael C. Brilley 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	232,433	(3)	4.9%

Kornitzer Capital Management, Inc. 5420 West 61st Place Shawnee Mission, KS 66205	289,510	(4)	6.1%

Directors and Named Executive Officers

Patrick L. Alexander	98,951	(5)	2.1%
Richard A. Ball	184,082	(6)	3.9%
Brent A. Bowman	18,129	(7)	*
Sarah Hill-Nelson	10,359	(8)	*
Jim W. Lewis	111,377	(9)	2.3%
Sandra J. Moll	1,694	(10)	*
Michael E. Scheopner	126,485	(11)	2.7%
Wayne R. Sloan	10,822	(12)	*
David H. Snapp	90,407	(13)	1.9%
Mark A. Herpich	113,125	(14)	2.4%
Mark J. Oliphant	51,790	(15)	1.1%
All directors and executive officers as a group (11 persons)	817,221	(16)	17.1%

*Less than 1%

(1)	The information contained in this column is based upon information furnished to us by the persons named in this table and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as otherwise set forth. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares.

(2)	Based on 4,756,604 shares outstanding as of March 31, 2021.

(3)	Based on information contained in Schedule 13G/A filed on February 11, 2021.

(4)	Based on information contained in Schedule 13G/A filed on January 19, 2021.

(5)	Includes: (i) 420 shares held by Mr. Alexander’s minor grandchildren over which he has sole voting and investment power and of which Mr. Alexander disclaims beneficial ownership; and (ii) 509 shares of restricted stock, which vest 100% in 2021.

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(6)	Includes: (i) 783 shares held as a trustee over which he has shared voting and investment power; (ii) 31,469 shares held in an individual retirement account; (iii) 1,322 shares held in his spouse’s individual retirement account over which he has no voting or investment power and of which Mr. Ball disclaims beneficial ownership; and (iv) 509 shares of restricted stock, which vest 100% in 2021.

(7)	Includes 509 shares of restricted stock, which vest 100% in 2021.

(8)	Includes: (i) 7,711 shares held in individual retirement accounts; and (ii) 509 shares of restricted stock, which vest 100% in 2021.

(9)	Includes 509 shares of restricted stock, which vest 100% in 2021.

(10)	Includes: (i) 116 shares held in an individual retirement account; and (ii) 509 shares of restricted stock, which vest 100% in 2021.

(11)	Consists of (i) 9,055 shares obtainable within 60 days of March 31, 2021, through the exercise of options granted under our stock option plan; (ii) 103,774 shares owned jointly with his spouse over which Mr. Scheopner shares voting and investment power; (iii) 10,112 shares held in an individual retirement account; and (iv) 3,544 shares of restricted stock, which vest 25% each year over four-year periods beginning August 1, 2019 and August 1, 2021.

(12)	Includes: (i) 10,313 shares held by Mr. Sloan and his spouse as trustees, over which Mr. Sloan has shared voting and investment power; and (ii) 509 shares of restricted stock, which vest 100% in 2021.

(13)	Includes: (i) 6,729 shares held in an individual retirement account; (ii) 1,569 shares held in his spouse’s individual retirement account over which he has no voting or investment power, and of which Mr. Snapp disclaims beneficial ownership; and (iii) 509 shares of restricted stock, which vest 100% in 2021.

(14)	Consists of: (i) 4,980 shares obtainable within 60 days of March 31, 2021, through the exercise of options granted under our stock option plan; (ii) 102,197 shares Mr. Herpich owns with his spouse over which he has shared voting and investment power; (iii) 3,999 shares held in an individual retirement account; and (iv) 1,949 shares of restricted stock, which vest 25% each year over four-year periods beginning August 1, 2019 and August 1, 2021. 55,153 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution.

(15)	Includes: (i) 2,265 shares obtainable within 60 days of March 31, 2021, through the exercise of options granted under our stock option plan; (ii) 41,977 shares Mr. Oliphant owns with his spouse over which he has shared voting power; (iii) 3,910 shares held in an individual retirement account; (iv) 598 shares held in his spouse’s individual retirement account over which he has no voting or investment power and of which Mr. Oliphant disclaims beneficial ownership; and (v) 887 shares of restricted stock, which vest 25% each year over four-year periods beginning August 1, 2019 and August 1, 2021.

(16)	Includes an aggregate of 16,300 shares obtainable within 60 days of March 31, 2021, through the exercise of options granted under the 2001 Stock Incentive Plan or the 2015 Stock Incentive Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which our shares of common stock are traded. Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2020, other than Mr. Alexander, who had three late Form 4 filings each relating to one transaction, Mr. Oliphant, who had one late Form 4 filing relating to three transactions, and each of Mr. Bowman, Mr. Herpich, Ms. Hill-Nelson, Mr. Lewis, Ms. Moll, Mr. Scheopner, Mr. Sloan and Mr. Snapp, who each had one late Form 4 filing relating to one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and officers and their associates were customers of and had transactions with Landmark Bancorp and Landmark National Bank during 2019 and 2020. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Landmark Bancorp or Landmark National Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Landmark National Bank’s board of directors in accordance with the bank regulatory requirements. The Audit Committee reviews and pre-approves any related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company or its subsidiaries.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Messrs. Ball, Lewis and Sloan and Mmes. Hill-Nelson and Moll. All of the members are deemed “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for 2020 with our management and Crowe LLP, our independent registered public accounting firm. The committee has also discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission and received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP its independence. Based on the review and discussions with management and Crowe LLP, the committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for 2020 for filing with the Securities and Exchange Commission.

Audit Committee:

Richard A. Ball	Sarah Hill-Nelson
Jim W. Lewis	Sandra J. Moll
Wayne R. Sloan

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PROPOSAL 2 – RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Crowe LLP served as our independent registered public accounting firm for the year ended December 31, 2020. Stockholders will be asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2021. If the appointment of Crowe LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Crowe LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. We recommend that you vote “FOR” the ratification of Crowe LLP to serve as our independent registered public accounting firm.

Accountant Fees

Audit Fees. The aggregate amounts of audit fees billed by Crowe LLP for 2020 and 2019 were $236,500 and $336,500, respectively, for its audit of our annual financial statements for 2020 and 2019 and its required reviews of our unaudited interim financial statements included in our quarterly reports filed during 2020 and 2019. The 2019 audit included an audit of our internal controls over financial reporting.

Audit-Related Fees. The aggregate amounts of audit-related fees billed by Crowe LLP for 2020 and 2019 were $13,000 and $25,000, respectively, for professional services relating to its audits of our compliance with certain U.S. Department of Housing and Urban Development requirements and Landmark Risk Management, Inc.

Tax Fees. The aggregate amounts of tax related services billed by Crowe LLP for 2020 and 2019 were $10,065 and $7,500, respectively, for professional services rendered for tax compliance, tax advice and tax planning, such as assistance with the preparation of our tax return and guidance with respect to estimated tax payments relating to Landmark Risk Management, Inc.

All Other Fees. The aggregate amounts of all other fees billed by Crowe LLP for 2020 and 2019 were $0 in both years.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by Crowe LLP is incompatible with maintaining its independence as our principal accountant.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the Security and Exchange Commission’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by Crowe LLP for up to twelve months from the date of the pre-approval. All of the services referred to above for 2020 were pre-approved by the Audit Committee.

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Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to be Held on May 19, 2021

Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.landmarkbancorpinc.com. Stockholders will receive a full set of these materials through the mail from us or from your broker.

For directions to attend the annual meeting, please contact Vanna McCarter at (785) 565-2000.

By order of the Board of Directors

/s/ Michael E. Scheopner

Michael E. Scheopner
President and Chief Executive Officer

Manhattan, Kansas

April 15, 2021

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES OR VOTE BY TELEPHONE OR INTERNET PROMPTLY

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LANDMARK BANCORP, INC. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/LARK** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1 and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Richard A. Ball	☐	☐	☐
02 - Sandra J. Moll	☐	☐	☐
03 - Wayne R. Sloan	☐	☐	☐

3. In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: PLEASE DATE THIS PROXY CARD AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN YOUR SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03FM0B

The 2021 Annual Meeting of Stockholders of Landmark Bancorp, Inc. will be held on Wednesday, May 19, 2021 at 2:00 P.M. Central Time, virtually via the internet at www.meetingcenter.io/268947190.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — LARK2021.

Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to Be Held on May 19, 2021.
Full copies of the proxy statement, the proxy card, the annual report and other materials for the annual meeting are available on the internet at http://investor.banklandmark.com/reports-and-ownership/annual-meeting-materials. Stockholders will receive a full set of these materials through the mail from us or from your broker.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LARK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LANDMARK BANCORP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LANDMARK BANCORP, INC. TO BE HELD MAY 19, 2021

The stockholder(s) hereby appoint(s) Mark A. Herpich and Michael E. Scheopner, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the stockholder(s), to vote, as designated on the reverse side of this proxy, the number of shares of common stock that the stockholder(s) would be entitled to vote if then personally present at the annual meeting of stockholders of Landmark Bancorp, Inc., to be held on Wednesday, May 19, 2021, at 2:00 p.m., Central Time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.